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                                                                     EXHIBIT 10b


                               SERVICES AGREEMENT


         This Services Agreement (this "Agreement") is effective as of the 15th day of November, 2001, by and between Firstmark Corp., a Maine corporation having its principal offices at 2700 Via Fortuna, Ste. 400, Austin, Texas 78746 (the "Company"), and Westech Capital Corp., a Delaware corporation having its principal offices at 2700 Via Fortuna, Ste. 400, Austin, Texas 78746 (the "Management Consultant").

         WHEREAS, the Company has not conducted any significant business operations since disposing of its principal operating subsidiary on March 5, 1999; and

         WHEREAS, the Company is currently operating under an exemption from registration under the Investment Company Act of 1940 as ordered by the Securities and Exchange Commission (the "SEC"); and

         WHEREAS, the Company is a public entity with accounting, reporting and record keeping obligations which continue notwithstanding its current non-operating status; and

         WHEREAS, the Company desires to engage the Management Consultant to provide it with management services upon the terms and conditions hereinafter set forth and Management Consultant desires and is willing to accept such engagement upon such terms and conditions.

         NOW, THEREFORE, in consideration of the premises, the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. Specific Management Duties.

                  (a) The Management Consultant shall provide the following:

                           (i) The Management Consultant will provide an office
                  with a telephone, fax, computer and software capabilities, and clerical support (the "Overhead"). The Company will not be responsible for any payment of rent to the Management Consultant or for any Overhead.

                           (ii) The Management Consultant will provide general
                  accounting services in conformity with good commercial practice and applicable SEC rules and regulations, as well as reasonable instructions of the Company.

                           (iii) The Management Consultant will provide selected
                  internal reports, as requested by the Company from time to time, such as a monthly summary of cash and cash equivalent balances and expenses paid or accrued for such month.

                           (iv) The Management Consultant will draft and submit
                  to the Company for review and approval, at least five (5) business days prior to the due date, the necessary SEC filings to comply with all applicable rules and regulations.



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                           (v) The Management Consultant will maintain all
                  corporate records in keeping with good commercial practices or as instructed by the President of the Company.

                           (vi) Upon request by the Company, the Management
                  Consultant will assist the Chief Executive Officer and President of the Company in locating a suitable candidate for a business combination or disposition.

                           Notwithstanding the provisions of Section 3 below, in the event that the Company requires services which exceed the scope or extent of the services provided for herein (the "Additional Services"), and if the Management Consultant agrees to provide such services, the Company and the Management Consultant will negotiate in good faith an adjustment to the fee payable hereunder; provided, however, that the fee payable by the Company for such services will be no less than the charges for comparable services from a third party and that any such adjustment shall be effectuated only after approval by the Company's Board of Directors (inclusive of the positive Board vote of H. William Coogan, Jr. and Robert J. Ellis) and entry into a written amendment to this Agreement executed by the Company and the Management Consultant.

                  (b) The Management Consultant shall not be responsible for the following:

                           (i) The Management Consultant will not make decisions
                  as they relate to a business combination or disposition.

                           (ii) The Management Consultant will not make any
                  recommendations regarding the suitability of business opportunities to the Company or outside parties.

                           (iii) The Management Consultant will not participate
                  in any negotiations between the Company and outside parties other than in accordance with the terms of this Agreement.

                           (iv) The Management Consultant will not be obligated
                  to provide the Company with any financial assistance in the form of equity contributions, loans or any other means.

                           (v) The Management Consultant will have no authority
                  pursuant to this Agreement to commit the Company in any manner whatsoever, to use the Company's name in any way or to enter into any contracts on behalf of the Company.

                  (c) To the extent that any Additional Services are provided to the Company by a third party, all personnel necessary to provide such services will remain the employees and responsibility of such third party. Compensation and expense reimbursements payable to third parties providing Additional Services to the Company shall be the sole responsibility of the Company, and the amount of such compensation and terms of such engagement shall be determined in the sole discretion of the Company.



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         The Management Consultant is not authorized to retain any third party or to provide Additional Services to the Company.

         2. Term. The initial term of this Agreement shall be for a period of one (1) year, commencing on the date hereof. Thereafter, the term of this Agreement shall be extended automatically, without any further action by the Company or the Management Consultant, for successive one-year terms. During the term of this Agreement, either the Company or the Management Consultant may terminate this Agreement with or without cause upon three (3) days prior written notice to the other.

         3. Compensation. During the term of this Agreement, the Company shall pay the Management Consultant a full service fee equal to $5,000 per month for the initial term of this Agreement, and as mutually agreeable thereafter subject to the prior approval of the Company's Board of Directors (inclusive of the positive Board vote of H. William Coogan, Jr. and Robert J. Ellis) and entry into a written amendment to this Agreement executed by the Company and the Management Consultant. Such payment shall be paid on or before the thirtieth
(30th) day of the next succeeding month. The amount of any such monthly payment shall be prorated in the event this Agreement is not in full force and effect for the entire month covered by such monthly payment.

         4. Independent Contractor. In the performance of its work, duties and obligations, it is mutually understood and agreed that the Management Consultant is at all times acting and performing as an independent contractor. The Company shall neither have nor exercise any control or direction over the methods by which the Management Consultant or its employees, if any, shall perform their work and functions. The sole interest and responsibility of the Management Consultant is to assure that the services covered under this Agreement shall be performed and rendered in a commercially reasonable manner. Nothing herein contained shall be construed to limit the Management Consultant from providing similar services to other entities as long as the provision of such services does not infringe upon its ability to perform its duties under this Agreement.

         5. Reimbursement of Expenses. The Company shall reimburse the Management Consultant for any reasonable out-of-pocket expenses actually paid by the Management Consultant provided, however, out-of-pocket expenses shall not include any expenses related to Overhead.

         6. Indemnification. The Company shall indemnify, defend and forever hold harmless the Management Consultant and its officers, directors, employees, agents, successors and assigns against and in respect of any and all liability, loss, claims, cost and expense (including reasonable attorneys' costs of litigation) that may be incurred by the Management Consultant arising out of, in connection with, the performance of services by the Management Consultant under this Agreement except to the extent that such performance involves the gross negligence or willful misconduct of the Management Consultant. The Management Consultant shall indemnify, defend and forever hold harmless the Company and its officers, directors, employees, agents, successors and assigns against and in respect of any and all liability, loss, claims, cost and expense (including reasonable attorneys' costs of litigation) that may be incurred



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by the Company arising out of, in connection with, the gross negligence or willful misconduct of the Management Consultant.

         7. Assignments. Neither of the parties may assign or delegate this Agreement or any rights or obligations hereunder without the prior written consent of the other party. Any attempted assignment or delegation in violation of the immediately preceding sentence will be void.

         8. Entire Agreement and Amendment. This Agreement contains the entire agreement of the parties relating to the subject matter hereof, and the parties hereto have made no agreements, representations or warranties relating to the subject matter of this Agreement which are not set forth herein. No amendment or modification of this Agreement shall be valid unless made in writing and signed by the parties hereto. No term or condition of this Agreement shall be deemed to have been waived except by written instrument of the party charged with such waiver.

         9. Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Texas (exclusive of conflicts of law principles).

         10. Notices. Any notice to be sent hereunder shall be either hand delivered or sent by facsimile, Federal Express or registered mail, return receipt requested, addressed to the appropriate party at:

             To the Company:                  Firstmark Corp.
                                              1801 Libbie Avenue, Suite 201
                                              Richmond, VA 23226
                                              Attention: H. William Coogan, Jr.

             To the Management Consultant:    Westech Capital Corp.
                                              2700 Via Fortuna, Suite 400
                                              Austin, Texas 78746
                                              Attention: Charles H. Mayer

         11. Survivability. If any of the provisions of this Agreement are determined to be invalid or unenforceable, such invalidity or unenforceability will not invalidate or render unenforceable the remainder of this Agreement, but rather the entire Agreement will be construed as if not containing the particular invalid or unenforceable provision or provisions, and the rights and obligations of the parties will be construed and enforced accordingly.

         12. Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed to be an original, but all of which together constitute one and the same instrument.



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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


                                        FIRSTMARK CORP.



                                        By:
                                           -------------------------------------
                                           H. William Coogan, Jr., President



                                        By:
                                           -------------------------------------
                                           Robert J. Ellis, Director



                                        WESTECH CAPITAL CORP.



                                        By:
                                           -------------------------------------
                                           John J. Gorman,




                                        By:
                                           -------------------------------------
                                           Charles H. Mayer,




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